Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Purchase Agreement”) is made and entered into as of January 3, 2011, by and between ZBB Energy Corporation, a Wisconsin corporation (“ZBB”), and [________] (“Purchaser”).

ARTICLE 1 - SALE OF STOCK

Section 1.1           Sale of Stock.  Subject to the terms and conditions of this Purchase Agreement, on the date hereof ZBB agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from ZBB, [________] shares of ZBB’s Common Stock (the “Stock”) at a purchase price of $1.08 per share for an aggregate purchase price of $[________].

Section 1.2           Closing.  Subject to the satisfaction or waiver of all of the closing conditions set forth in the Financial Advisory Agreement (the “Advisory Agreement”) dated December 29, 2010 by and between ZBB and Stonegate Securities Inc. (“Stonegate”), as amended, and receipt of clearance from NYSE Amex for issuance of the Stock, (a) Purchaser shall pay the aggregate Purchase Price for the Shares by delivery of immediately available funds to such Purchaser’s executing broker’s delivery versus payment account established at Stonegate, (b) ZBB will deliver, or cause to be delivered, to Stonegate the shares by authorizing the release of the Shares to Stonegate’s clearing firm via DWAC delivery prior to the release of the federal funds wire to ZBB for payment of such shares, (c) Stonegate will deliver, or cause to be delivered, to Purchaser, such Purchaser’s shares in accordance with the instructions provided by such Purchaser on its executing broker’s account versus payment for such shares and (d) Stonegate will deliver, or cause to be delivered, to ZBB, the aggregate purchase price for the shares, minus applicable fees and disbursements. Each of Purchaser and ZBB acknowledge and agree that the settlement procedure described above is being provided to ZBB as an accommodation solely upon ZBB’s request.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF ZBB

ZBB hereby represents and warrants to Purchaser as follows:

Section 2.1           Organization  ZBB is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

Section 2.2           Valid Issuance of Common Stock; Registration. The Stock is duly authorized, validly issued, fully paid and non-assessable and is free and clear of all liens and encumbrances other than restrictions on transfer imposed by applicable securities laws.  The issuance and sale of the Stock will be registered pursuant the Registration Statement on Form S-3 (No. 333-156941) originally filed by ZBB with the Securities and Exchange Commission (the “Commission”) on January 26, 2009 (the “Registration Statement”). The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of ZBB, are threatened by the Commission.

Section 2.3            Authority.  ZBB has all requisite corporate power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby.  This Purchase Agreement has been duly executed and delivered by ZBB, and constitutes the valid and binding obligation of ZBB, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to ZBB as follows:

Section 3.1            Authority.  Purchaser has all requisite power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby.  This Purchase Agreement has been duly executed and delivered by Purchaser, and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.2            Investment Experience.  Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.3            Access to Information.  Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Stock and has had full access to such other information concerning ZBB as Purchaser has requested.

ARTICLE 4- MISCELLANEOUS

Section 4.1            Governing Law.  This Purchase Agreement shall be governed in all respects by the laws of the State of Wisconsin (without reference to its conflicts of laws principles).

Section 4.2            Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

Section 4.3            Entire Agreement.  This Purchase Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

Section 4.4            Remedies.  Each of the parties to this Purchase Agreement will be entitled to enforce its rights under this Purchase Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Purchase Agreement and to exercise all other rights existing in its favor.

Section 4.5            Counterparts.  This Purchase Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year set forth in the first paragraph hereof.

ZBB ENERGY CORPORATION

By:
Name:	Eric Apfelbach
Title:	President and CEO

Address:

N93 W14475 Whittaker Way
Menomonee Falls, WI 53051
Attn: Scott Scampini

Purchaser

Signature of Purchaser

Title, if Purchaser is an entity

Address: